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As filed with the Securities and Exchange Commission on January 19, 2010

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2742593 (I.R.S. Employer Identification Number)

100 Hayden Avenue
Lexington, MA 02421
(617) 498-3300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian J. G. Pereira, MD
Chief Executive Officer and President
AMAG Pharmaceuticals, Inc.
100 Hayden Avenue
Lexington, MA 02421
(617) 498-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Miguel J. Vega, Esq.
Cooley Godward Kronish LLP
500 Boylston Street
Boston, MA 02116
(617) 937-2300

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of this registration statement, as determined by the registrant.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(4)

Common Stock ($.01 par value), including related rights to purchase Series A Junior Participating Preferred Stock

Preferred Stock ($.01 par value)

Debt Securities

Warrants

Total

(1)
Not applicable pursuant to Form S-3 General Instruction II.E.

(2)
An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)
The aggregate amount of common shares registered hereunder is limited to that which is permissible under Rule 415(a)(5) under the Securities Act of 1933, as amended. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate principal amount of each class of securities registered hereunder (the "underlying securities") as may be issuable, without separate consideration, (i) upon conversion, exercise or exchange of any other class of securities registered hereunder, to the extent such securities are by their terms convertible into or exercisable or exchangeable for the underlying securities, or (ii) pursuant to antidilution provisions of any other class of securities registered hereunder.

(4)
Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants

        We may offer and sell, from time to time, in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities; and

  •
  warrants

        These securities may be offered and sold separately or together in units with other securities described in this prospectus.

        We will indicate the particular securities we offer and their specific terms in a supplement to this prospectus. In each case we would describe the type and amount of securities we are offering, the initial public offering price and the other terms of the offering.

        Our common stock is listed on the Nasdaq Global Market under the symbol "AMAG." We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the Nasdaq. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement will disclose the exchange or market.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN.

        The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Our principal executive office is at 100 Hayden Avenue, Lexington, Massachusetts 02421, and our telephone number is (617) 498-3300.

The date of this prospectus is January 19, 2010

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read both this prospectus and any prospectus supplement or related free writing prospectus together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated By Reference."

        You should rely only on the information incorporated by reference or provided in this document. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        References in this prospectus to the terms "AMAG Pharmaceuticals," "company," "we," "our" or "us" or other similar terms means AMAG Pharmaceuticals, Inc.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Any statements in this prospectus or the applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. You can identify these forward-looking statements by the use of words or phrases such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "potential," "predict," "project," "should," or "would." Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation, statements about our plan to advance our Feraheme clinical development program in the U.S. by conducting additional clinical trials to assess Feraheme for the treatment of iron deficiency anemia, or IDA, in a broad range of patients, and our expectation that sales of GastroMARK will not change materially from historical levels; and other material risks described under the heading "Risk Factors" in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.

        You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

        Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated herein by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement, any free writing prospectus and in the documents incorporated by reference.

OUR COMPANY

        This business overview highlights information contained in certain documents incorporated by reference into this prospectus. This business overview does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements incorporated herein by reference, before making an investment decision.

        AMAG Pharmaceuticals, Inc., a Delaware corporation, was founded in 1981. We are a biopharmaceutical company that utilizes our proprietary technology for the development and commercialization of a therapeutic iron compound to treat anemia and novel imaging agents to aid in the diagnosis of cancer and cardiovascular disease. We currently manufacture and sell two approved products, Feraheme® (ferumoxytol) Injection for intravenous, or IV, use and GastroMARK®.

        On June 30, 2009, Feraheme was approved for marketing in the U.S. by the U.S. Food and Drug Administration, or the FDA, for use as an IV iron replacement therapy for the treatment of iron deficiency anemia, or IDA, in adult patients with chronic kidney disease, or CKD. We market and sell Feraheme through our own commercial organization consisting of seasoned professionals, including a specialized sales force and an experienced account management and reimbursement team. We sell Feraheme primarily to authorized wholesalers and specialty distributors and began commercial sale of Feraheme in the U.S. in July 2009.

        In November 2009, the Centers for Medicare & Medicaid Services assigned Feraheme two unique Q-codes, one for the treatment of IDA in end-stage renal disease patients undergoing dialysis and one for the treatment of IDA in non-end-stage renal disease patients. These Q-codes, which are temporary product-specific codes that enable automated processing of Feraheme-related claims, became effective on January 1, 2010.

        In December 2009, we submitted certain pediatric protocols to meet our FDA post-approval Pediatric Research Equity Act requirement to support pediatric labeling of Feraheme.

        We plan to advance our Feraheme clinical development program in the U.S. by conducting additional clinical trials to assess Feraheme for the treatment of IDA in a broad range of patients, which may include women with abnormal uterine bleeding and patients with cancer and gastrointestinal diseases.

        We also continue to evaluate our strategy for seeking approval for Feraheme as an IV iron replacement therapeutic agent in countries outside of the U.S. The commercial opportunity for Feraheme as an IV iron replacement therapeutic agent varies from country to country, and in determining which additional markets outside of the U.S. we intend to enter, we are assessing factors such as potential pricing and reimbursement, the role of iron in medical treatment protocols and the regulatory requirements of each country. In the fourth quarter of 2009, we received approval from the European Medicines Agency for our Pediatric Investigation Plan, which is a prerequisite for the submission of our Feraheme Marketing Authorization Application.

        In December 2009, we filed a New Drug Submission with the Therapeutic Products Directorate of Health Canada, the regulatory agency in Canada, for Feraheme to treat IDA in patients with CKD. In December 2009, our partner in China, 3SBio, Inc., or 3SBio, also filed an application for a registrational trial with the Chinese regulatory agency. The approval of the application will allow 3SBio to begin a bridging study of Feraheme in CKD patients, which is necessary to file for marketing approval in China.

        In addition to its use for the treatment of IDA, Feraheme may also be useful as a vascular enhancing agent in magnetic resonance imaging, or MRI. In August 2008, the FDA granted Fast Track designation to Feraheme with respect to its development as a diagnostic agent for vascular-enhanced MRI for the assessment of peripheral arterial disease in patients with CKD. We are currently conducting a 108-patient Phase II study of Feraheme in vascular-enhanced MRI for the detection of clinically significant arterial stenosis or occlusion.

        GastroMARK, our oral contrast agent used for delineating the bowel in MRI, is approved and marketed in the U.S., Europe, and other countries through our marketing partners. Sales of GastroMARK by our marketing partners have been at their current levels for the last several years, and we do not expect sales of GastroMARK to change materially.

        Feridex I.V.®, our liver contrast agent, had been marketed and sold in the U.S., Europe and other countries for a number of years through our marketing partners. In November 2008, we decided to cease manufacturing Feridex I.V. Accordingly, we have terminated all of our agreements with our marketing partners for Feridex I.V. throughout the world and do not intend to continue commercializing Feridex I.V.

        Our common stock trades on the NASDAQ Global Market, or NASDAQ, under the trading symbol "AMAG."

Our Core Technology

        Our core technology is based on small, coated superparamagnetic iron oxide nanoparticles and their characteristic properties. Our core competencies include the ability to design such nanoparticles for particular applications, to manufacture the nanoparticles in controlled sizes and to cover the nanoparticles with different coatings depending upon the application for which they will be used. Our technology and expertise enable us to synthesize, sterilize and stabilize these iron oxide nanoparticles in a manner necessary for use in pharmaceutical products such as IV iron replacement therapeutics and MRI contrast agents.

        Our iron oxide nanoparticles are composed of bioavailable iron that is easily utilized by the body and incorporated into the body's iron stores. As a result, products using our core technology are well suited for use as an IV iron replacement therapy. Additionally, the superparamagnetic characteristic of our products results in nanoparticles that become strongly magnetic when placed in a magnetic field, but lose their magnetism once the field is removed. Therefore, use of our nanoparticles can result in magnetic resonance images that provide essential information to the reviewing physician. Our rights to our technology are derived from and/or protected by license agreements, patents, patent applications and trade secret protections.

        Our principal offices are located at 100 Hayden Avenue, Lexington, Massachusetts 02421, and our telephone number is (617) 498-3300.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors in any applicable prospectus supplement when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERENCE STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference stock dividends to earnings for the periods indicated:

	Fiscal Year Ended September 30, 2004		Fiscal Year Ended September 30, 2005		Fiscal Year Ended September 30, 2006		Three Months Ended December 31, 2006		Fiscal Year Ended December 31, 2007		Fiscal Year Ended December 31, 2008		Nine Months Ended September 30, 2009
Ratio of earnings to fixed charges
Ratio of combined fixed charges and preference dividends to earnings
Deficiency of earnings available to cover fixed charges	(a	)	(b	)	(c	)	(d	)	(e	)	(f	)	(g	)

(a)
Earnings in fiscal year ended September 30, 2004 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $4.5 million.

(b)
Earnings in fiscal year ended September 30, 2005 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $12.7 million.

(c)
Earnings in the fiscal year ended September 30, 2006 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $25.4 million.

(d)
Earnings in the three months ended December 31, 2006 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $7.4 million.

(e)
Earnings in the fiscal year ended December 31, 2007 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $33.9 million.

(f)
Earnings in the fiscal year ended December 31, 2008 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $71.9 million.

(g)
Earnings in the nine months ended September 30, 2009 were inadequate to cover combined fixed charges and preference dividends. The coverage deficiency was approximately $75.1 million.

        The ratios above were computed by dividing earnings by fixed charges or by dividing earnings by combined fixed charges and preference dividends. For this purpose, earnings is calculated by as follows: (i) adding (a) pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; and (ii) then subtracting from such sum (a) interest capitalized; (b) preference security dividend requirements of our consolidated subsidiaries; and (c) any noncontrolling interest in the pre-tax income (loss) of our subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

Fixed charges consist of that portion of rental expense associated with certain facility, equipment and vehicle leases considered to be a reasonable estimate of the interest factor. We did not pay or accrue any preference dividends for the periods presented.

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement or related free writing prospectus, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, but are not limited to, working capital, development and commercialization of Feraheme, strategic acquisitions and other potential business development activities, ongoing research and development activities and capital expenditures. Pending any specific utilization, the proceeds from the sale of the offered securities may be invested in a manner designed to ensure levels of liquidity which correspond to our current and foreseeable cash needs. Such investments may include, but may not be limited to, short-term investments, including government bonds, or other interest-bearing investments.

DESCRIPTION OF OUR COMMON STOCK

        We are authorized to issue up to 58,750,000 shares of common stock, $.01 par value per share. As of January 15, 2010, approximately 17,386,794 shares of common stock were outstanding.

        This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our certificate of incorporation, our by-laws and our rights agreement with respect to our preferred share purchase rights plan, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

        Holders of our common stock are entitled to one vote per share and vote together as a single class on all matters to be voted on by our stockholders. Pursuant to our certificate of incorporation, there are no cumulative voting rights in the election of directors. The approval of corporate actions may also require the approval of the holders of any series of our preferred stock. See "Description of Our Preferred Stock."

        Our common stock will be the only type of our capital stock entitled to vote in the election and removal of directors and other matters presented to our stockholders from time to time, unless we issue voting preferred stock or our certificate of incorporation or the law requires otherwise.

        Our common stockholders will be entitled to receive dividends and distributions declared by our board of directors, or our board, to the extent permitted by outstanding series of preferred stock and by our certificate of incorporation. If a dividend is declared, it will be distributed pro rata to our common stockholders on a per share basis.

        If we are liquidated or dissolved, our common stockholders will be entitled to receive our assets and funds available for distribution to common stockholders in proportion to the number of shares they hold. Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders, if any, have been satisfied.

        Holders of our common stock will not have any preemptive, subscription or conversion rights with respect to shares of our common stock. We may issue additional shares of our common stock, if authorized by our board, without the common stockholders' approval, unless required by Delaware law or a stock exchange on which our securities are traded. The issuance of additional shares could have the effect of diluting any earnings per share and the book value per share of outstanding shares of common stock. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable. There are no redemption or sinking fund provisions applicable to our common stock.

        Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

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  amount and number of shares offered;

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  the initial offering price, if any, and market price; and

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  information with respect to dividends.

DESCRIPTION OF OUR PREFERRED STOCK

        We are authorized to issue up to 2,000,000 shares of preferred stock, $.01 par value per share. To date, our board has designated 45,000 of the 2,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under "—Preferred Share Purchase Rights Plan." As of January 15, 2010, no shares of preferred stock were outstanding.

        This section describes the general terms and provisions of our preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our certificate of incorporation and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

        Our board has been authorized, subject to limitations provided in our certificate of incorporation, to provide for the issuance of shares of our preferred stock in multiple series. As of the date of this prospectus, our board has designated one series of preferred shares as Series A Junior Participating Preferred Stock and no other series has been designated and no shares of our preferred stock are currently outstanding.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance of preferred stock could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

        With respect to each new series of our preferred stock, our board has the authority to fix, among other things, the following terms:

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  the designation of the series,

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  the number of shares within the series,

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  whether the dividends are cumulative and, if cumulative, the dates from which dividends are cumulative,

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  the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends,

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  whether the shares are redeemable, the redemption price and the terms of redemption,

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  the amount payable to a holder for each share owned if we are dissolved or liquidated,

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  whether the shares are convertible or exchangeable, the price or rate of exchange, and the applicable terms and conditions,

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  any restrictions on issuance of shares in the same series or any other series,

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  the voting rights, if any, of the shares of the series, and

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  the provisions for a sinking fund, if any.

        Holders of our preferred stock will not have preemptive rights with respect to shares of our preferred stock. In addition, rights with respect to shares of our preferred stock will be subordinate to the rights of our general creditors. If we receive the appropriate payment, shares of our preferred stock that we issue will be fully paid and nonassessable.

        Preferred Share Purchase Rights Plan.    Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a right. Each right entitles the registered holder of our common stock to purchase from us one one-thousandth of a share of Series A Junior Participating Preferred Stock, which we refer to as participating preferred shares, at a price of $250 per one one-thousandth of a participating preferred share, subject to adjustment. Each one one-thousandth of a share of participating preferred shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions that make its value approximately equal to the value of a share of our common stock at the end of the ten-year term of the rights. The description and terms of the rights are set forth in a Rights Agreement, dated as of September 4, 2009, between us and American Stock Transfer & Trust Company, LLC, as rights agent, or the rights agreement, which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

        Until the distribution date described below, we will not issue separate certificates evidencing the rights. Until that date, the rights will be evidenced, with respect to any common stock certificate, by that common stock certificate. The rights will detach from the common stock and a distribution date will occur upon the earlier of the following dates:

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  the 10th day following the date of a public announcement that an "acquiring person," which may include an entity or group of affiliated or associated persons, has acquired beneficial ownership of 20% or more of our outstanding common stock, or

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  the 10th business day following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by an "acquiring person" of 20% or more of our outstanding common stock.

        Our board may postpone the distribution date by determining a later distribution date before the time any person or group becomes an acquiring person.

        The term "acquiring person" does not include us, any of our subsidiaries, any of our or our subsidiaries' employee benefit or compensation plans or any entity holding our common stock for or under any of our or our subsidiaries' employee benefit or compensation plans. In addition, a person who would otherwise be an acquiring person will not be considered an acquiring person if our board determines in good faith that such person inadvertently became the beneficial owner of 20% or more of our common stock and such person divests itself, as promptly as practicable following written notice from us, of beneficial ownership of a sufficient number of shares of our common stock so that it would no longer otherwise qualify as an acquiring person or, in the case of any derivative securities underlying a transaction entered into by such person or otherwise acquired by such person, such person terminates such transaction or otherwise disposes of such derivative securities so that such person would no longer be an "acquiring person," then such person shall not be considered an "acquiring person."

        In addition, except under limited circumstances, no person or entity shall become an acquiring person as the result of our acquisition of our common stock that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 20% or more of our outstanding common stock; provided, however, that if a person shall become the beneficial owner of 20% or more of our outstanding common stock by reason of our acquisition of our common stock and shall, following written notice from us, or public disclosure by us of such share purchases by us, become the beneficial owner of any additional common stock without our prior consent and shall then beneficially own more than 20% of our common stock, then outstanding, then such person shall be deemed to be an "acquiring person."

        The rights agreement provides that, until the distribution date, or earlier redemption or expiration of the rights, the rights will be transferred only with our common stock. The rights will be evidenced, with respect to any common stock certificate outstanding as of September 17, 2009, by that common stock certificate with a summary of the rights attached to it. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after September 17, 2009 upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date, the surrender for transfer of any certificates for common stock, even without a summary of the rights attached to it, also will constitute the transfer of the rights associated with the common stock represented by that certificate. As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date, and the separate right certificates alone will evidence the rights.

        The rights are not exercisable until the distribution date. The rights will expire on September 17, 2019, unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

        The purchase price payable for the participating preferred shares, and the number of participating preferred shares or other securities or property issuable, upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time to prevent dilution in the following circumstances:

  •
  a stock dividend on, or a subdivision, combination or reclassification of, the participating preferred shares;

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  upon the grant to holders of the participating preferred shares of certain rights or warrants to subscribe for or purchase participating preferred shares at a price, or securities convertible into participating preferred shares with a conversion price, less than the then current market price of the participating preferred shares; or

  •
  upon the distribution to holders of the participating preferred shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in participating preferred shares) or of subscription rights or warrants (other than those referred to above).

        The exercise of rights to purchase participating preferred shares is at all times subject to the availability of a sufficient number of authorized but unissued participating preferred shares.

        The number of outstanding rights and the number of one one-thousandths of a participating preferred share issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or subdivisions, consolidations or combinations of our common stock occurring, in any of those cases, before the distribution date.

        Participating preferred shares purchasable upon exercise of the rights will be non-redeemable and rank junior to any other series of our preferred stock. Each participating preferred share would be entitled to receive a minimum preferential quarterly dividend payment of $1.00 per share but would be entitled to receive an aggregate dividend of 1,000 times the dividend declared per share of our common stock. If there is a liquidation, the holders of the participating preferred shares will be entitled to a minimum preferential liquidation payment of $250 per share and will be entitled to an aggregate payment of 1,000 times the payment made per share of our common stock. Each participating preferred share will have 1,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which our common shares are exchanged, each participating preferred share will be entitled to receive 1,000 times the amount of consideration received per common share. These rights are protected by customary anti-dilution provisions.

        Because of the nature of the dividend, liquidation and voting rights of the participating preferred shares, the value of the one one-thousandth interest in a participating preferred share purchasable upon exercise of each right should approximate the value of one share of our common stock.

        In the event that any person or group of affiliated or associated persons becomes an "acquiring person," proper provision shall be made so that each holder of a right, other than rights beneficially owned by the "acquiring person" and its associates and affiliates (which will thereafter be void), will for a sixty (60) day period have the right to receive upon exercise that number of common shares having a market value of two times the exercise price of the right (or, if such number of shares is not and cannot be authorized, we may issue participating preferred shares, cash, debt, stock or a combination thereof in exchange for the rights). This right will terminate sixty (60) days after the date on which the rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the rights, in which event this right will terminate sixty (60) days after the date on which the rights again become exercisable.

        If we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold to an "acquiring person", its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the right.

        At any time after an "acquiring person" becomes an "acquiring person" and prior to the acquisition by such "acquiring person" of 50% or more of our outstanding common shares, our board may exchange the rights (other than rights owned by such person or group that have become void), in whole or in part, at an exchange ratio of one common share per right (or, in lieu of the common shares, at our election, we may issue cash, debt, stock or a combination thereof in exchange for the rights), subject to adjustment.

        With specified exceptions, no adjustments in the purchase price for the preferred shares will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional participating preferred shares will be issued, other than fractions that are integral multiples of one one-thousandth of a participating preferred share, which may, at our election, be evidenced by depositary receipts. Instead of issuing fractional participating preferred shares, we will make an adjustment in cash based on the closing price of the participating preferred shares on the last trading day immediately before the date of exercise.

        At any time prior to the earliest of (i) the day that a person has become an "acquiring person" or (ii) September 17, 2019, our board may redeem the rights in whole, but not in part, at a price of $0.01 per right, which may be paid in cash, common shares or any other consideration deemed appropriate by our board. The rights become nonredeemable on the day that a person has become an "acquiring person". Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        Until a right is exercised, the holder of the right, in the capacity of a holder, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock or other consideration, or for common stock of any company acquiring us.

        The terms of the rights generally may be amended by our board without the consent of the holders of the rights, except that from and after the time that the rights are no longer redeemable, no such amendment may adversely affect the interests of the holders of the rights (excluding the interests of any "acquiring person" and any group of affiliated or associated persons).

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board. The rights should not interfere with any merger or other business combination approved by our board since the rights may be amended to permit such acquisition or redeemed by us at the redemption price prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 20% or more of our common shares or (ii) September 17, 2019.

        Transfer Agent and Registrar.    We currently plan to retain American Stock Transfer & Trust Company as the registrar and transfer agent of any series of our preferred stock.

DESCRIPTION OF OUR DEBT SECURITIES

        This section describes the general terms and provisions of our debt securities that we may issue from time to time.

        We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the "indentures," we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

        We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term "trustee" to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

  •
  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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  whether the indenture will restrict our ability or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

    •
    make investments or other restricted payments;

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    sell or otherwise dispose of assets;

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    enter into sale-leaseback transactions;

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    engage in transactions with stockholders or affiliates;

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    issue or sell stock of our subsidiaries; or

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    effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

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  the applicability of the provisions in the indenture on discharge;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

        Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

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  to fix any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "Description of Our Debt Securities—Consolidation, Merger or Sale;"

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  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "Description of Our Debt Securities—General," to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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  extending the stated maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the trustee;

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  compensate and indemnify the trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

        Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

        The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF OUR WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock and/or debt securities in one or more series. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

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  the currencies in which the warrants are being offered;

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

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  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

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  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

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  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

  •
  the terms of any rights to redeem or call the warrants;

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  the date on which the right to exercise the warrants begins and the date on which such right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

        If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

  •
  the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

  •
  the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

  •
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which that right expires;

  •
  federal income tax consequences of holding or exercising the warrants; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

Exercise of Warrants

        Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

        A holder of warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities, common stock or preferred stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

        Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

  •
  issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

  •
  pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

  •
  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

  •
  issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

        Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

        Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

  •
  certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

  •
  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

  •
  certain sales or dispositions to another entity of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

 DESCRIPTION OF CERTAIN PROVISIONS OF DELAWARE LAW
AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS

        We are organized as a Delaware corporation. The following is a summary of our certificate of incorporation and by-laws and certain provisions of the Delaware General Corporation Law, or the DGCL. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire certificate of incorporation and by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information," or refer to the provisions of Delaware law.

Classification of Directors

        Our by-laws provide that, except as otherwise required by specific provisions of the certificate of incorporation relating to the rights of holders of any class or series of preferred stock to elect additional directors under specified circumstances, the number of our directors may be fixed from time to time by a resolution adopted by a majority of our board but must not be less than one. Our board is not classified into classes. A director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, subject to the rights of any series of preferred stock then outstanding.

Special Meetings

        Except as otherwise required by law and subject to the rights of holders of any class or series of preferred stock, special meetings of the stockholders may only be called by our President or by our board. No business other than that stated in the notice of meeting may be transacted at any special meeting of stockholders.

Limitation of Liability and Indemnification

        Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent that Delaware law permits. Our certificate of incorporation also provides that we, by action of our board, may provide indemnification to our employees and agents with the same scope and effect as the indemnification of our officers and directors. Delaware law permits a corporation to indemnify any director, officer, employee or agent made or threatened to be made a party to any pending or completed proceeding if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

        Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

  •
  any breach of their duty of loyalty to the corporation or its stockholders,

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions, or

  •
  any transaction from which the director derived an improper personal benefit.

        The effect of this provision may be to reduce the likelihood of derivative litigation against directors for breach of their duty of care, even though the action, if successful, might otherwise have benefited us and our stockholders. This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

        Each of our directors and executive officers is party to an indemnification agreement that provides specific contractual assurance that the indemnification protection promised by certificate of incorporation and by-laws will be available.

        As permitted by our certificate of incorporation, we have purchased and maintain insurance on behalf of our directors and officers for any expense, liability or loss incurred by them arising out of their actions in that capacity if we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Section 203 of the Delaware General Corporation Law

        Section 203 of the DGCL prohibits a defined set of transactions between a Delaware corporation, such as us, and an "interested stockholder." An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term "business combination" is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder's proportionate share ownership in the corporation.

        This prohibition is effective unless:

  •
  either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder is approved by our board prior to the time the interested stockholder becomes an interested stockholder,

  •
  the interested stockholder owns at least 85% of our voting stock, other than stock held by directors who are also officers or by qualified employee stock plans, upon completion of the transaction in which it becomes an interested stockholder, or

  •
  the business combination is approved by a majority of our board and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, the prohibitions do not apply to business combinations with persons who were interested stockholders prior to the corporation becoming subject to Section 203.

Stock Exchange Listing

        Our common stock is listed on the Nasdaq Global Market. The trading symbol for our common stock is "AMAG."

Transfer Agent

        American Stock Transfer & Trust Company is the transfer agent for our common stock.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement or free writing prospectus. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are global securities, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security which represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or free writing prospectus, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement or free writing prospectus for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement or free writing prospectus may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement or free writing prospectus. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The applicable prospectus supplement or free writing prospectus will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

        The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. We may grant underwriters an option to purchase additional securities to cover over-allotment, if any, in connection with the distribution. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement or free writing prospectus the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement or free writing prospectus, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free writing prospectus.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement or free writing prospectus, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement or free writing prospectus. The prospectus supplement or free writing prospectus will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF THE OFFERED SECURITIES

        Certain legal matters with respect to the securities offered hereby have been passed upon by Cooley Godward Kronish LLP, Boston, Massachusetts. As of the date of this prospectus, certain attorneys with the firm of Cooley Godward Kronish LLP beneficially own an aggregate of approximately 700 shares of our common stock.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below, which have been filed with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

  1.
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

  2.
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

  3.
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009;

  4.
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009;

  5.
  Our Current Reports on Form 8-K as filed on December 22, 2009, December 17, 2009, October 8, 2009, September 4, 2009, July 1, 2009, May 8, 2009, April 30, 2009 (solely with respect to Item 8.01 therein), and January 28, 2009;

  6.
  The description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A as filed on June 26, 2006, including any amendment or report filed for the purpose of updating such descriptions; and

  7.
  The description of our Series A Junior Participating Preferred Stock Purchase Rights, or the rights, contained in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on September 4, 2009, including any amendments or reports filed for the purpose of updating that description.

        We also incorporate by reference any filings made after the date of the initial filing of the registration statement of which this prospectus forms a part including filings made prior to the effectiveness of the registration statement, made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities made by this prospectus is completed or terminated.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon the written or oral request of that person, a copy of any and all of the information that has been incorporated in this prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents. Requests for these copies should be directed to our investor relations department at the following address and telephone number: AMAG Pharmaceuticals, Inc., 100 Hayden Avenue, Lexington, Massachusetts, 02421; (617) 498-3300.

 WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of its Public Reference Room and for its prescribed rates to obtain copies of such material. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Our Internet site is http://www.amagpharma.com. Information contained on our Internet site is not a part of this prospectus.

        This prospectus provides you with a general description of the common stock, preferred stock, debt securities and warrants being registered. This prospectus is part of a registration statement that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

        This registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the DGCL, the certificate of incorporation or the by-laws of registrant, indemnification agreements entered into between registrant and its directors and executive officers, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by AMAG Pharmaceuticals:

$*
Securities and Exchange Commission registration fee		+
Printing and Engraving Expenses		+
Legal fees and expenses		+
Accounting fees and expenses		+
Miscellaneous expenses		+
Total	$	+

*
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, or the Securities Act, we are deferring payment of the registration fee for the securities offered by this prospectus.

+
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

        The registrant's certificate of incorporation, as amended, provides that the registrant shall, to the fullest extent permitted by the DGCL, indemnify any director or officer which it shall have the power to indemnify under the DGCL against any expenses, liabilities, or other matters referred to in or covered by Section 145 of the DGCL. This indemnification continues after such person ceases to be a director or officer and inures to the benefit of the heirs, executors and administrators of said person. The registrant shall not be required to indemnify a person in connection with such action, suit or proceeding initiated by such person if it was not authorized by the registrant's board except under limited circumstances. The certificate of incorporation also provides that the right to indemnification includes the right to be paid by the registrant for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery by the registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the certificate of incorporation or otherwise. The certificate of incorporation provides that the registrant, by action of its board, may provide indemnification to employees and agents of the registrant with the same scope and effect as the indemnification of directors and officers. The certificate of incorporation also contains a provision eliminating the liability of directors of the registrant to the registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The certificate of incorporation also permits the registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent against any expense, liability, or loss incurred by him or her if the registrant would have the power to indemnify such persons against such expense, liability or loss under the DGCL. The certificate of incorporation also permits the registrant to enter into agreements with any director, officer, employee or agent providing for indemnification rights equivalent to or greater than the indemnification rights set forth in the certificate of incorporation. The registrant has entered into indemnification agreements with all of its directors and executive officers and maintains insurance for each director and executive officer.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, or SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits.

        The following exhibits are filed as part of this registration statement:

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement (for Common Stock).
*1.2	Form of Underwriting Agreement (for Preferred Stock).
*1.3	Form of Underwriting Agreement (for Warrants).
+3.1	Certificate of Incorporation of the registrant, as amended.
++3.2	Copy of Amended and Restated Bylaws, as amended to date.
+++3.3	Certificate of Designation for the Series A Junior Participating Preferred Stock.
4.1	Reference is made to Exhibits 3.1, 3.2, and 3.3.
++++4.2	Specimen certificate representing the Registrant's Common Stock.
+++4.3	Rights Agreement dated as of September 4, 2009, by and among Registrant and American Stock Transfer & Trust Company, LLC.
*4.4	Form of Certificate of Designation of Preferred Stock.
*4.5	Form of Preferred Stock Certificate.
+++4.6	Form of Rights Certificate.
**4.7	Form of Senior Indenture between Registrant and one or more trustees to be named.

Exhibit No.	Description of Documents
**4.8	Form of Subordinated Indenture between Registrant and one or more trustees to be named.
*4.9	Form of Senior Note.
*4.10	Form of Subordinated Note.
**4.11	Form of Common Stock Warrant Agreement and Warrant Certificate.
**4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
**4.13	Form of Debt Securities Warrant Agreement and Warrant Certificate.
**5.1	Opinion of Cooley Godward Kronish LLP as to the legality of the securities being registered.
**12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.
**23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
**23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).
**24	Powers of Attorney (included in the signature pages of this registration statement).
***25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.
***25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.

+
Incorporated herein by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

++
Incorporated herein by reference to the registrant's Current Report on Form 8-K dated November 25, 2008.

+++
Incorporated by reference to the registrant's Current Report on Form 8-K dated September 4, 2009.

++++
Incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**
Filed herewith.

***
To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Rule 305(b)(2) of the Trust Indenture Act and incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  If the registrant is relying on 430B:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

             (ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lexington, the Commonwealth of Massachusetts, on this 19th day of January, 2010.

AMAG PHARMACEUTICALS, INC.
By:	/s/ BRIAN J.G. PEREIRA, M.D. Brian J.G. Pereira, M.D. Chief Executive Officer and President

POWER OF ATTORNEY

        We, the undersigned officers and directors of AMAG Pharmaceuticals, Inc. hereby severally constitute Brian J.G. Pereira and David Arkowitz and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable AMAG Pharmaceuticals, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ BRIAN J.G. PEREIRA, M.D. Brian J.G. Pereira, M.D.	Chief Executive Officer, President and Director (principal executive officer)	January 19, 2010
/s/ DAVID ARKOWITZ David Arkowitz	Executive Vice President, Chief Financial Officer, and Chief Business Officer (principal financial and accounting officer)	January 19, 2010
/s/ JOSEPH V. BONVENTRE, M.D. Joseph V. Bonventre, M.D.	Director	January 19, 2010
/s/ MICHAEL NARACHI Michael Narachi	Director	January 19, 2010
/s/ ROBERT J. PEREZ Robert J. Perez	Director	January 19, 2010

SIGNATURE	TITLE	DATE

/s/ DR. LESLEY RUSSELL Dr. Lesley Russell	Director	January 19, 2010
/s/ DAVEY S. SCOON Davey S. Scoon	Director	January 19, 2010
/s/ RON ZWANZIGER Ron Zwanziger	Director	January 19, 2010

EXHIBIT INDEX

Exhibit No.	Description of Documents
*1.1	Form of Underwriting Agreement (for Common Stock).
*1.2	Form of Underwriting Agreement (for Preferred Stock).
*1.3	Form of Underwriting Agreement (for Warrants).
+3.1	Certificate of Incorporation of the registrant, as amended.
++3.2	Copy of Amended and Restated Bylaws, as amended to date.
+++3.3	Certificate of Designation for the Series A Junior Participating Preferred Stock.
4.1	Reference is made to Exhibits 3.1, 3.2, and 3.3.
++++4.2	Specimen certificate representing the Registrant's Common Stock.
+++4.3	Rights Agreement dated as of September 4, 2009, by and among Registrant and American Stock Transfer & Trust Company, LLC.
*4.4	Form of Certificate of Designation of Preferred Stock.
*4.5	Form of Preferred Stock Certificate.
+++4.6	Form of Rights Certificate.
**4.7	Form of Senior Indenture between Registrant and one or more trustees to be named.
**4.8	Form of Subordinated Indenture between Registrant and one or more trustees to be named.
*4.9	Form of Senior Note.
*4.10	Form of Subordinated Note.
**4.11	Form of Common Stock Warrant Agreement and Warrant Certificate.
**4.12	Form of Preferred Stock Warrant Agreement and Warrant Certificate.
**4.13	Form of Debt Securities Warrant Agreement and Warrant Certificate.
**5.1	Opinion of Cooley Godward Kronish LLP as to the legality of the securities being registered.
**12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.
**23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
**23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).
**24	Powers of Attorney (included in the signature pages of this registration statement).
***25.1	Statement of Eligibility of Trustee under the Senior Debt Indenture.
***25.2	Statement of Eligibility of Trustee under the Subordinated Debt Indenture.

+
Incorporated herein by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

++
Incorporated herein by reference to the registrant's Current Report on Form 8-K dated November 25, 2008.

+++
Incorporated by reference to the registrant's Current Report on Form 8-K dated September 4, 2009.

++++
Incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

*
To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

**
Filed herewith.

***
To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Rule 305(b)(2) of the Trust Indenture Act and incorporated herein by reference.